Exhibit 99.1

Immersion Corporation Reports First Quarter 2023 Results

GAAP Net Income of $8.3 million or $0.25 per diluted share

Non-GAAP Net Income of $11.0 million or $0.33 per diluted share

Declares Third Consecutive Quarterly Dividend

AVENTURA FL, May 10, 2023 – Immersion Corporation (NASDAQ: IMMR), a leading developer and provider of technologies for haptics, today reported financial results for the first quarter ended March 31, 2023.

First Quarter Financial Summary:

•           Total revenues of $7.1 million, compared to $7.3 million in the first quarter of 2022. Royalty and license revenues were $7.0 million, compared to $7.2 million in the first quarter of 2022.

•           GAAP net income was $8.3 million, or $0.25 per diluted share, compared to GAAP net income of $5.1 million, or $0.15 per diluted share, in the first quarter of 2022.

•           GAAP operating expenses of $3.8 million increased 3% from $3.7 million in the first quarter of 2022. Non-GAAP operating expenses of $2.6 million increased 6% from $2.4 million in the first quarter of 2022. (See attached table for a reconciliation of GAAP to non-GAAP financial measures.)

•           Non-GAAP net income was $11.0 million, or $0.33 per diluted share, compared to non-GAAP net income of $6.9 million, or $0.20 per diluted share in the first quarter of 2022.

“We had a strong quarter of profitability despite macro pressures negatively impacting the volumes of our licensees,” said Eric Singer, Chairman & CEO.  “During the first quarter, we also filed multiple lawsuits, alleging infringement of our patents covering haptic effects in smartphones, against several companies of the Xiaomi-Group in Germany, France and India.”

“We are also pleased to announce our third consecutive quarterly dividend of $0.03 per share and in January we announced a $0.10 per share special dividend as well as a new $50 million stock repurchase program,” said Singer.

“As of March 31st, 2023, our stockholders’ equity is over $165 million, or $5.08 per share, representing a sequential improvement of more than $8 million.  Compared to last year, our stockholders’ equity has increased more than $22 million, even after more than $8 million in stock buybacks and $5 million in regular and special dividends.  Our strong balance sheet provides us with considerable optionality as we work to drive long-term shareholder value,” Singer added.

The third quarterly dividend will be paid on July 28, 2023 to shareholders of record on July 13, 2023. Future quarterly dividends will be subject to further review and approval by the Board of Directors (the “Board”) in accordance with applicable law. The Board reserves the right to adjust or withdraw the quarterly dividend in future periods as it reviews the Company’s capital allocation strategy from time-to-time. In addition, the Company’s current stock repurchase program allows for the repurchase of shares with an aggregate value of up to $50 million.

Recent Business Highlights:

•      In April, we announced a multi-year license agreement with Motrex Co., LTD, a manufacturer and developer of automotive solutions.

•      In March, we announced patent infringement lawsuits against several companies of the Xiaomi-Group in Germany, France and India. The complaints allege that Xiaomi’s smartphones, including the Xiaomi 12, infringe Immersion’s patents that cover various uses of haptic effects in connection with such smartphones. Immersion is seeking injunctions that would allow Immersion to prohibit Xiaomi from selling the infringing smartphones in Germany, France and India, as well as costs and damages as compensation for such infringement.

About Immersion

Immersion Corporation (NASDAQ: IMMR) is a leading innovator of touch feedback technology, also known as haptics. The company invents, accelerates, and scales haptic experiences by providing technology solutions for mobile, automotive, gaming, and consumer electronics. Haptic technology creates immersive and realistic experiences that enhance digital interactions by engaging users' sense of touch. Learn more at www.immersion.com.

Use of Non-GAAP Financial Measures

Immersion reports all financial information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Immersion discloses this non-GAAP information, such as Non-GAAP net income, Non-GAAP operating expenses and Non-GAAP net income per diluted share because it is useful in understanding the company’s performance as it excludes certain non-cash expenses like stock-based compensation expense and other special charges, such as deferred tax assets valuation allowance, depreciation and restructuring costs, that many investors feel may obscure the company’s true operating performance. Likewise, management uses these non-GAAP financial measures to manage and assess the profitability of its business. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under GAAP. The non-GAAP financial measures are not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Such non-GAAP financial measures are reconciled to their closest GAAP financial measures in tables contained in this press release.

Forward-looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The forward-looking statements involve risks and uncertainties. Forward-looking statements are identified by words such as “anticipates,” “believes,” “expects,” “intends,” “may,” “can,” “will,” “places,” “estimates,” and other similar expressions. However, these words are not the only way we identify forward-looking statements. Examples of forward-looking statements include any expectations, projections, or other characterizations of future events, or circumstances, including but not limited to statements about the Company’s focus on protecting its intellectual property, either through the execution of new or renewal license agreements or by proactive enforcement continuing to pursue thoughtful capital allocation to increase long-term shareholder value, and the timing of any dividend payments.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results could differ materially from those projected in the forward-looking statements, therefore we caution you not to place undue reliance on these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: the inability to predict the outcome of any litigation, the costs associated with any litigation and the risks related to our business, both direct and indirect, of initiating litigation, the effects of the COVID-19 global pandemic on the Company and its business, and on the business of its suppliers and customers; unanticipated changes in the markets in which the Company operates; the effects of the current macroeconomic climate (especially in light of the ongoing adverse effects of the COVID-19 global pandemic); delay in or failure to achieve adoption of or commercial demand for the Company’s products or third party products incorporating the Company’s technologies; the inability of Immersion to renew existing licensing arrangements, or enter into new licensing arrangements on favorable terms; the loss of a major customer; the ability of Immersion to protect and enforce its intellectual property rights and other factors. For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in Immersion’s Annual Report on Form 10-K for 2022 and in its most recent Quarterly Report on Form 10-Q which are on file with the U.S. Securities and Exchange Commission. Any forward-looking statements made by us in this press release speak only as of the date of this press release, and Immersion does not intend to update these forward-looking statements after the date of this press release, except as required by law.

Immersion, and the Immersion logo are trademarks of Immersion Corporation in the United States and other countries. All other trademarks are the property of their respective owners. The use of the word “partner” or “partnership” in this press release does not mean a legal partner or legal partnership.

(IMMR – C)

Immersion Corporation

Condensed Consolidated Balance Sheets

(In thousands)

	March 31, 2023	December 31, 2022
	Unaudited	(1)
ASSETS
Cash and cash equivalents	$27,484	$48,820
Investments - current	120,920	100,918
Accounts and other receivables	1,736	1,235
Prepaid expenses and other current assets	8,925	9,347
Total current assets	159,065	160,320
Property and equipment, net	272	293
Investments - noncurrent	25,604	17,040
Long-term deposits	4,306	4,324
Deferred tax assets	7,217	7,217
Other assets	654	916
TOTAL ASSETS	$197,118	$190,110
LIABILITIES
Accounts payable	$22	$86
Accrued compensation	770	2,029
Deferred revenue - current	4,766	4,766
Other current liabilities	14,046	12,465
Total current liabilities	19,604	19,346
Deferred revenue - noncurrent	11,440	12,629
Other long-term liabilities	345	435
Total liabilities	31,389	32,410
STOCKHOLDERS’ EQUITY	165,729	157,700
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$197,118	$190,110
(1) Derived from Immersion’s annual audited consolidated financial statements.

Table of Contents

Immersion Corporation

Condensed Consolidated Statements of Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2023	2022
Revenues:
Royalty and license	$7,009	$7,230
Development, services, and other	65	78
Total revenues	7,074	7,308
Operating expenses:
Sales and marketing	96	486
Research and development	130	513
General and administrative	3,589	2,706
Total operating expenses	3,815	3,705
Operating income	3,259	3,603
Interest and other income (loss), net	6,526	2,034
Income before provision for income taxes	9,785	5,637
Provision for income taxes	(1,507)	(561)
Net income	$8,278	$5,076
Basic net income per share	$0.25	$0.15
Shares used in calculating basic net income per share	32,603	33,996
Diluted net income per share	$0.25	$0.15
Shares used in calculating diluted net income per share	33,085	34,268

Immersion Corporation

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2023	2022
GAAP net income	$8,278	$5,076
Add: Provision for income taxes	1,507	561
Less: Non-GAAP provision for income taxes	(19)	(31)
Add: Stock-based compensation	946	1,141
Add: Restructuring expense	187	—
Add: Depreciation and amortization of property and equipment	21	35
Other nonrecurring charges	79	93
Non-GAAP net income	$10,999	$6,875
Non-GAAP net income per diluted share	$0.33	$0.20
Shares used in calculating Non-GAAP net income per diluted share	33,085	34,268

Immersion Corporation

Disaggregated Revenue Information

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2023	2022
Per-unit royalty revenue	$5,795	$5,485
Fixed fee license revenue	1,214	1,745
Total royalty and license revenue	7,009	7,230
Development, services, and other revenue	65	78
Total revenues	$7,074	$7,308

  Immersion Corporation

Revenue by Line of Business

(Unaudited)

	Three Months Ended March 31,
	2023	2022
Mobility	52%	60%
Gaming	34%	23%
Automotive	9%	16%
Other	5%	1%
Total revenues	100%	100%

Immersion Corporation

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2023	2022
GAAP operating expenses	$3,815	$3,705
Adjustments to GAAP operating expenses:
Stock-based compensation expense - S&M	99	(90)
Stock-based compensation expense - R&D	74	(107)
Stock-based compensation expense - G&A	(1,119)	(944)
Restructuring expense	(187)	—
Depreciation and amortization expense of property and equipment	(21)	(35)
Other nonrecurring charges	(79)	(93)
Non-GAAP operating expenses	$2,582	$2,436

Investor Contact:

Aaron Akerman

Immersion Corporation

514-987-9800 ext. 5110

aakerman@immersion.com